                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report dated May 24, 2005 included in this Form SB-2/A amendment no. 3 registration statement of Relationserve Media, Inc., covering the registration of up to 39,798,393 shares of common stock, warrants granting rights to purchase up to 12,403,272 shares of common stock, debentures granting rights to purchase up to 25,630,000 shares of common stock and options granting rights to purchase up to 600,000 shares of common stock, and to all references to our Firm included in this registration statement.

                      McKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, Florida,
June 21, 2006.